Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the inclusion of our report dated April 25, 2008, relating to the statement of financial condition as of December 31, 2007, and the related statements of operations and changes in unitholders’ capital for the year ended December 31, 2007 of World Monitor Trust III – Series J, which is including Post-Effective Amendment No. 10 to the Registration Statement No. 333-119612 on the Form S-1.

We also consent to the inclusion of our report dated April 25, 2008, relating to the statement of financial condition, including the condensed schedule of investments, as of December 31, 2007 and the related statements of operations and changes in members’ capital (net asset value) for the year ended December 31, 2007 of WMT III Series G/J Trading Vehicle LLC, which is including Post-Effective Amendment No. 10 to the Registration Statement No. 333-119612 on the Form S-1.

/s/	Eisner LLP

EISNER LLP

New York, New York

April 25, 2008